Exhibit 4.4
FIRST AMENDMENT
TO
BA MASTER CREDIT CARD TRUST II
AMENDED AND RESTATED SERIES 2001-B SUPPLEMENT

THIS FIRST AMENDMENT TO THE BA MASTER CREDIT CARD TRUST II AMENDED AND RESTATED SERIES 2001-B SUPPLEMENT, dated as of March 31, 2010 (this “Amendment”) is by and among BA CREDIT CARD FUNDING, LLC, as Transferor (the “Transferor”), FIA CARD SERVICES, NATIONAL ASSOCIATION (“FIA”), as Servicer (the “Servicer”), and THE BANK OF NEW YORK MELLON, as Trustee (the “Trustee”), under the Second Amended and Restated Pooling and Servicing Agreement, dated as of October 20, 2006, between FIA, as Servicer, Funding, as Transferor, and the Trustee, as amended and supplemented from time to time (the “Agreement”).

WHEREAS, the Trustee and MBNA America Bank, National Association (as the predecessor to FIA) have heretofore executed and delivered a Series 2001-B Supplement, dated as of March 8, 2001 (the “Original Series Supplement”);

WHEREAS, the Transferor, the Servicer, and the Trustee have heretofore amended and restated the Original Series Supplement through the execution and delivery of an Amended and Restated Series 2001-B Supplement, dated as of March 2, 2009 (as amended, supplemented or otherwise modified prior to March 31, 2010, the “Series Supplement”); and

WHEREAS, the parties hereto desire to amend the Series Supplement.

NOW THEREFORE, in consideration of the promises and the agreements contained herein, the parties hereto agree to amend the provisions of the Series Supplement as follows:

ARTICLE ONE

DEFINITIONS

Section 1.01.  Capitalized Terms.  Capitalized terms used in this Amendment and not otherwise defined shall have the meanings ascribed thereto in the Agreement or the Series Supplement.

ARTICLE TWO

AMENDMENTS

Section 2.01.  Amendments to Section 2 of the Series Supplement.

(a) The defined term “Class D Initial Investor Interest” in Section 2 of the Series Supplement is hereby amended by replacing “$67,310,000” contained therein with “$173,910,000”.

(b) The defined term “Controlled Accumulation Amount” in Section 2 of the Series Supplement is hereby amended by replacing “$68,109,166.67” contained therein with “$76,992,500.00”.

(c) The defined term “Initial Investor Interest” in Section 2 of the Series Supplement is hereby amended by replacing “$817,310,000” contained therein with “$923,910,000”.

Section 2.02.  Amendments to Section 5 of the Series Supplement.  Section 5 of the Series Supplement is hereby deleted in its entirety and replaced with the following:

      SECTION 5.  Delivery of the Class D Certificate.  On March 2, 2009, the Transferor executed and delivered the Class D Certificate to the Trustee in accordance with Section 6.01 of the Agreement, and the Trustee authenticated the Class D Certificate in accordance with Section 6.02 of the Agreement.  On March 31, 2010, the Transferor shall execute and deliver a second Class D Certificate in the amount of $106,600,000 to the Trustee for authentication in accordance with Section 6.01 of the Agreement.  The Trustee shall deliver such second Class D Certificate when authenticated in accordance with Section 6.02 of the Agreement.

Section 2.03.  Amendments to Exhibit A-3 of the Series Supplement.  Exhibit A-3 of the Series Supplement is hereby deleted in its entirety and replaced with Exhibit A-3 attached to this Amendment.

ARTICLE THREE

MISCELLANEOUS

Section 3.01.  Conditions Precedent.  The amendments provided for by this Amendment shall become effective upon receipt by the Trustee of the following:

(a) Notification in writing from each of Fitch, Moody’s and Standard & Poor’s to the effect that the terms of this Amendment will not result in a reduction or withdrawal of the rating of any outstanding Series or Class to which it is a Rating Agency; and

(b) Counterparts of this Amendment, duly executed by the parties hereto.

Section 3.02.  Series Supplement in Full Force and Effect as Amended.  Except as specifically amended or waived hereby, all of the terms and conditions of the Series Supplement shall remain in full force and effect.  All references to the Series Supplement in any other document or instrument shall be deemed to mean such Series Supplement as amended by this Amendment.  This Amendment shall not constitute a novation of the Series Supplement but shall constitute an amendment thereof.  The parties hereto agree to be bound by the terms and obligations of the Series Supplement, as amended by this Amendment, as though the terms and obligations of the Series Supplement were set forth herein.

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Section 3.03.  Headings.  Section headings in this Amendment are included herein for convenience of reference only and shall not constitute part of this Amendment for any other purpose.

Section 3.04.  Governing Law; Submission to Jurisdiction; Agent for Service of Process.  This Amendment shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to principles of conflict of laws.  The parties hereto declare that it is their intention that this Amendment shall be regarded as made under the laws of the State of Delaware and that the laws of said State shall be applied in interpreting its provisions in all cases where legal interpretation shall be required.  Each of the parties hereto agrees (a) that this Amendment involves at least $100,000.00, and (b) that this Amendment has been entered into by the parties hereto in express reliance upon 6 DEL. C. § 2708.  Each of the parties hereto hereby irrevocably and unconditionally agrees (a) to be subject to the jurisdiction of the courts of the State of Delaware and of the federal courts sitting in the State of Delaware, and (b)(1) to the extent such party is not otherwise subject to service of process in the State of Delaware, to appoint and maintain an agent in the State of Delaware as such party’s agent for acceptance of legal process, and (2) that, to the fullest extent permitted by applicable law, service of process may also be made on such party by prepaid certified mail with a proof of mailing receipt validated by the United States Postal Service constituting evidence of valid service, and that service made pursuant to (b)(1) or (2) above shall, to the fullest extent permitted by applicable law, have the same legal force and effect as if served upon such party personally within the State of Delaware.

Section 3.05. Counterparts.  This Amendment may be executed in any number of counterparts and by separate parties hereto on separate counterparts, each of which when executed shall be deemed an original, but all such counterparts taken together shall constitute one and the same instrument.

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IN WITNESS WHEREOF, the Transferor, the Servicer and the Trustee have caused this Amendment to be duly executed by their respective officers as of the day and year first above written.

BA CREDIT CARD FUNDING, LLC,
Transferor

By:	/s/ Keith W. Landis
Name: Keith W. Landis
Title: VP

FIA CARD SERVICES, NATIONAL ASSOCIATION,
Servicer

By:	/s/ Keith W. Landis
Name: Keith W. Landis
Title: VP

THE BANK OF NEW YORK MELLON,
Trustee

By:	/s/ Catherine L. Cerilles
Name: Catherine L. Cerilles
Title: Vice President

[First Amendment To Amended and Restated Series 2001-B Supplement]

EXHIBIT A-3

FORM OF CERTIFICATE

CLASS D

CLASS D ASSET BACKED CERTIFICATE

THIS CLASS D ASSET BACKED CERTIFICATE, SERIES 2001-B (THE “CLASS D CERTIFICATE”) HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAW.  THE HOLDER HEREOF, BY PURCHASING THIS CLASS D CERTIFICATE, AGREES THAT IT IS ACQUIRING THIS CLASS D CERTIFICATE FOR ITS OWN ACCOUNT (AND NOT FOR THE ACCOUNT OF OTHERS) AND NOT WITH A VIEW TO, OR FOR SALE IN CONNECTION WITH, THE PUBLIC DISTRIBUTION HEREOF AND THAT NEITHER THIS CLASS D CERTIFICATE NOR ANY INTEREST HEREIN MAY BE OFFERED, SOLD, PLEDGED, OR OTHERWISE TRANSFERRED, EXCEPT IN COMPLIANCE WITH THE REGISTRATION PROVISIONS OF THE SECURITIES ACT AND ANY APPLICABLE PROVISIONS OF ANY STATE SECURITIES LAWS OR PURSUANT TO AN AVAILABLE EXEMPTION FROM SUCH PROVISIONS.  THE TRANSFER OF THIS CLASS D CERTIFICATE IS SUBJECT TO CERTAIN CONDITIONS SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, NEITHER THIS CLASS D CERTIFICATE NOR ANY INTEREST HEREIN MAY BE TRANSFERRED, ASSIGNED, EXCHANGED OR OTHERWISE PLEDGED OR CONVEYED, EXCEPT IN ACCORDANCE WITH THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

No. [1][2]	$[__________]

BA MASTER CREDIT CARD TRUST II
CLASS D
ASSET BACKED CERTIFICATE, SERIES 2001-B

Evidencing an Undivided Interest in certain assets of the BA Master Credit Card Trust II, the corpus of which consists of a portfolio of MasterCard®, VISA® and American Express® credit card receivables originated or acquired by FIA Card Services, National Association and other assets and interests constituting the Trust under the Pooling and Servicing Agreement described below.

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(Not an interest in or obligation of
FIA Card Services, National Association
or any Affiliate thereof.)

This certifies that BA Credit Card Funding, LLC (the “Class D Certificateholder”) is the registered owner of an Undivided Interest in a trust (the “Trust”), the corpus of which consists of a portfolio of receivables (the “Receivables”) now existing or hereafter created and arising in connection with selected MasterCard, VISA and American Express* credit card accounts (the “Accounts”) of FIA Card Services, National Association, a national banking association organized under the laws of the United States, all monies due or to become due in respect to such Receivables (including all Finance Charge Receivables), all Interchange allocable to the Trust, all proceeds of such Receivables, Insurance Proceeds and Recoveries relating to such Receivables and the proceeds thereof, in each case pursuant to a Second Amended and Restated Pooling and Servicing Agreement, dated as of October 20, 2006, as supplemented by the Amended and Restated Series 2001-B Supplement, dated as of March 2, 2009 (as amended, supplemented and modified as of the date hereof, collectively, the “Pooling and Servicing Agreement”), by and among BA Credit Card Funding, LLC, as Transferor (the “Transferor”), FIA Card Services, National Association, as Servicer (the “Servicer”), and The Bank of New York Mellon, as Trustee (the “Trustee”), a summary of certain of the pertinent provisions of which is set forth herein.

To the extent not defined herein, capitalized terms used herein have the respective meanings assigned to them in the Pooling and Servicing Agreement.  This Class D Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Class D Certificateholder by virtue of the acceptance hereof assents and by which the Class D Certificateholder is bound.

Although a summary of certain provisions of the Pooling and Servicing Agreement is set forth below, this Class D Certificate is qualified in its entirety by the terms and provisions of the Pooling and Servicing Agreement and reference is made to that Pooling and Servicing Agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee.

Beginning on [_____] [__], 20[__] and on each Distribution Date thereafter, the Trustee shall distribute to the Class D Certificateholder of record as of the last Business Day of the calendar month preceding such Distribution Date such amounts as are payable pursuant to the Pooling and Servicing Agreement and as are requested by the certificate delivered to the Trustee by the Servicer pursuant to Section 5.01 of the Pooling and Servicing Agreement.  The Series 2001-B Termination Date is the earliest to occur of (a) the Distribution Date on which the Investor Interest is paid in full, (b) the August 2013 Distribution Date and (c) the Trust Termination Date.  Principal with respect to the Series 2001-B Certificates will be paid under the circumstances described in the Pooling and Servicing Agreement.

Unless the certificate of authentication hereon has been executed by or on behalf of the Trustee, by manual signature, this Class D Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement, or be valid for any purpose.

*           MasterCard®, VISA® and American Express® are federally registered servicemarks of MasterCard International Inc., Visa U.S.A., Inc. and American Express Company, respectively.

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This Class D Certificate shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to conflict of law principles thereof.

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IN WITNESS WHEREOF, BA Credit Card Funding, LLC has caused this Class D Asset Backed Certificate, Series 2001-B to be duly executed under its official seal.

By:
Authorized Officer

[Seal]

Date:  [_____] [__], 20[__]

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Form of Trustee’s Certificate of Authentication

CERTIFICATE OF AUTHENTICATION

This is one of the Series 2001-B Certificates referred to in the within-mentioned Pooling and Servicing Agreement.

THE BANK OF NEW YORK MELLON,
Trustee

By:
Authorized Signatory

Date:  [_____] [__], 20[__]

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